Exhibit 23.1




                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-2, No. 333-35269) and related Prospectus of The Andersons, Inc. for the registration of $10,000,000 of its debenture bonds and to the incorporation by reference therein of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of The Andersons, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                          /s/ERNST & YOUNG LLP


Toledo, Ohio
May 4, 1998